                                                                   EXHIBIT 10(s)

                            SPLIT DOLLAR AGREEMENT


     Agreement made the  17th   day of October, 1996, by and between Gamma
Biologicals, Inc. and Marilyn K. Moulds.

     WHEREAS, Marilyn K. Moulds (hereinafter sometimes called "Moulds") previously assigned to Gamma Biologicals, Inc. (hereinafter called "the Corporation") without consideration her entire interest in the insurance policy on her own life issued by the Massachusetts Mutual Life Insurance Company (Policy Number 9 890 387) in the face amount of $500,000 (hereinafter called "the Policy");

     WHEREAS, Marilyn K. Moulds is a valued employee and/or director of the Corporation, which wishes to retain the benefit of her services;

     NOW, THEREFORE, it is agreed between the two parties hereto as follows:

                                  Article 1.

     As soon as possible, the corporation shall cause the right to the death benefits payable under the Policy to be endorsed pursuant to the provisions of Articles 3 and 10 of the Agreement.

                                  Article 2.

     The Corporation will be the owner of the Policy and it may exercise all the rights of ownership with respect to the Policy except as otherwise hereinafter provided.

                                  Article 3.

     The right to designate the beneficiary or beneficiaries to receive any proceeds payable under the Policy in excess of the amount of proceeds payable to the Corporation under Article 10(B) of the Agreement, as well as the right to elect the settlement option with respect to such portion of such proceeds, shall remain with Moulds.

                                  Article 4.

     All dividends declared by the Massachusetts Mutual Life Insurance Company on the Policy or any part thereof as may be necessary, shall be applied to purchase one-year term insurance on the life of Marilyn K. Moulds in an amount equal to the guaranteed cash value of the Policy as of the end of the next Policy anniversary and any balance of the dividend shall be applied to buy additional paid-up insurance. Whenever the dividend is not adequate to purchase the required amount of term insurance, the entire dividend shall be applied to purchase whatever amount of term insurance the dividend will purchase.

                                  Article 5.

     All premiums due on the Policy shall be paid by the Corporation. However, Moulds agrees to reimburse the Corporation within 30 days of each premium payment an amount such that for federal income tax purposes the reimbursement for each year is equal to the value of the economic benefit of the life insurance protection enjoyed by Moulds under the terms of the Agreement. For purposes of the Agreement, the term "net premium payment" means such part of each gross premium which is not reimbursable to the Corporation by Moulds pursuant to the preceding sentence.

                                  Article 6.

     Moulds shall be obligated to repay the Corporation the amount of the aggregate net premium payments under Article 5 of the Agreement, plus interest on each net premium payment calculated at the rate of 3% per annum. The obligation of Moulds to the Corporation shall be payable as provided in Articles 10, 11(e) and 12 of the Agreement.

                                  Article 7.

     The Corporation may add a rider to the Policy for its own benefit. Upon written request made by Moulds, the Corporation may add a rider to the Policy for her benefit. Any additional premium for any rider which is added to the Policy shall be paid by the party which will be entitled to receive the proceeds of the rider.

                                  Article 8.

     A. The Corporation shall have the right to obtain loans secured by the Policy. These loans may be obtained either from the Massachusetts Mutual Life Insurance Company or from others. The Corporation shall have the right to assign the Policy as security for the repayment of such loans. The amount of such loans together with the interest thereon shall at no time exceed the cash surrender value of the Policy as of the date to which the premiums on the Policy have been paid. All interest charges with respect to any such loans shall be paid by the Corporation. The Corporation may also consent to policy loans to Moulds, in which case all interest charges with respect to any such policy loans shall be paid by Moulds, unless otherwise agreed to by the Corporation.

     B. If the Policy is assigned or is encumbered in any way, other than by a policy loan, on the date of the death of Marilyn K. Moulds, the Corporation will promptly take all steps which may be necessary to secure release or discharge of the assignment or encumbrance so that the portion of the death proceeds payable under the Policy to the beneficiary or beneficiaries named therein will be paid promptly.

                                  Article 9.

     Except as otherwise herein provided, the Corporation agrees that while the Agreement remains in force and effect it will not, without the consent of Moulds, transfer, assign or terminate the Policy.

                                  Article 10.

     A. Upon the death of Marilyn K. Moulds, the Corporation will promptly take all steps which may be necessary to obtain the death benefits provided under the Policy.

     B. Upon the death of Marilyn K. Moulds, the Corporation shall be entitled to receive a portion of the death benefits provided under the Policy. The amount to which the Corporation will be entitled shall be the amount of its aggregate net premium payments pursuant to Article 5 of the Agreement, plus the aggregate amount of any interest charges in respect of any policy loans to Moulds paid by the Corporation pursuant to Article 8 of the Agreement, less the amount of any indebtedness which may exist against the Policy and any interest due on such indebtedness (but only to the extent the proceeds of such indebtedness were provided to the Corporation), plus interest on each net premium payment and interest payment made by the Corporation in respect of any policy loans to Moulds calculated at the rate of 3% per annum. The amount to which the Corporation will be entitled will not, however, exceed the cash value of the Policy (without reduction for any policy loans or other indebtedness which may exist against the Policy) at the end of the policy year in which the death of Marilyn K. Moulds occurs, plus the aggregate amount of interest payments made by the Corporation in respect of any policy loans to Moulds, plus interest on each net premium payment and interest payment made by the Corporation in respect of any policy loan to Moulds calculated at the rate of 3% per annum. The receipt of the amount by the Corporation shall constitute satisfaction of the obligation of Moulds under Article 6 of the Agreement.

     C. Upon the death of Marilyn K. Moulds, the beneficiary or beneficiaries named in accordance with the provisions of Article 3 of the Agreement shall be entitled to receive the amount of the death benefits provided under the Policy in excess of the amount payable to the Corporation under paragraph B of the Article.

                                  Article 11.

     The Agreement shall terminate on the occurrence of any of the following events: (a) cessation of the business of the Corporation; (b) written notice given by Moulds to the Corporation; (c) bankruptcy, receivership or dissolution of the Corporation; (d) upon the election of aggrieved party if either the Corporation or Moulds fails for any reason to make the payment or reimbursement required by Article 5 of the Agreement toward payment of any premium due on the Policy, provided that any election to terminate the Agreement under the clause must be made within 90 days after the failure to make the required payment or reimbursement occurs; (e) repayment in full by Moulds of the aggregate net premium payments made by the Corporation under Article 5 of the Agreement and the aggregate interest payments made by the Corporation in respect of any policy loans to Moulds under Article 8 of the Agreement, plus interest on each net premium payment and interest payment calculated at the rate of 3% per annum, provided that upon receipt of such repayment the Corporation shall transfer ownership of the Policy to Moulds.

                                  Article 12.

     If the Agreement is terminated under paragraph (a), (b), (c), or (d) of
Article 11, Moulds shall have the option to pay the Corporation, within 90 days of such termination, the amount of the aggregate net premium payments made by the Corporation under Article 5 of the Agreement, plus the amount of the aggregate interest payments made by the Corporation in respect of any policy loans to Moulds under Article 8 of the Agreement, plus interest on each such net premium payment and interest payment calculated at the rate of 3% per annum. If the Policy is encumbered by a policy loan at the time ownership is to be transferred, the Corporation shall either remove the encumbrance or reduce the price to be paid for the Policy by the amount of the indebtedness (but only to the extent the proceeds of such indebtedness were provided to the Corporation). If the Policy is assigned to a third party at the time ownership is to be transferred, the Corporation shall take all steps necessary to secure release of the assignment. If Moulds does not exercise her option to acquire the Policy, ownership of the Policy by the Corporation shall constitute satisfaction of the obligation of Moulds to the Corporation under Article 6 of the Agreement.

                                  Article 13.

     The Agreement shall not be modified or amended except by a writing signed by the Corporation and by Moulds. The Agreement shall be binding upon the heirs, administrators or executors and the successors and assigns of each party to the Agreement.

                                  Article 14.

     The Agreement shall be subject to and shall be construed under the laws of the State of Texas.

     IN WITNESS WHEREOF, the parties hereto have executed the Agreement at Houston, Texas.



                                    /s/ Marilyn K. Moulds
                                    ------------------------------
                                    Marilyn K. Moulds

                                    Gamma Biologicals, Inc.


                                    By:  /s/ Margaret J. O'Bannion
                                    ------------------------------
                                    Margaret J. O'Bannion
                                    Vice President - Finance